UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         January 21, 2009

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176

(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NW, Suite 1000, Atlanta, Georgia 30305

(Address of Principal Executive Offices) (Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On January 21, 2009, the Compensation Committee of the Board of Directors of Premiere Global Services, Inc. approved the performance criteria for annual and quarterly incentive bonus awards for 2009 for our named executive officers: Boland T. Jones, our Chief Executive Officer; Theodore P. Schrafft, our President; David M. Guthrie, our Chief Technology Officer; and Michael E. Havener, our Chief Financial Officer.

     Financial performance criteria for our named executive officers are based on constant foreign currency exchange rates. All of our named executive officers share two common financial performance criteria, consolidated revenues and adjusted EBITDA, which is determined as operating income, as reported, before depreciation, amortization, restructuring costs, asset impairments, equity-based compensation, net legal settlements and related expenses and acquisition-related costs, in differing percentages as set forth below. In addition, each of our named executive officers may earn between 70% and 150% of his target bonus awards applicable to consolidated revenues and adjusted EBITDA criteria based on a sliding scale for achievement of 90% to greater than or equal to 110% of these bonus criteria. This sliding scale set forth below is based on the sliding scale in Mr. Jones’ employment agreement, as previously filed with the SEC, with data between points interpolated on a straight-line basis:

Performance Percentage of Target	Payout Percentage of Bonus Earned
<90%	0%
90%	70%
95%	85%
100%	100%
105%	125%
110% or greater	150%

Other performance criteria are not subject to a sliding scale.

     For Mr. Jones and Mr. Schrafft, 50% of the value of such bonus awards will be determined with respect to each of our consolidated revenues and adjusted EBITDA.

     For Mr. Guthrie, 30% of the value of such bonus awards will be determined with respect to our consolidated revenues, 30% with respect to our adjusted EBITDA, 30% with respect to launches of and enhancements to our service offerings and improvements to our network infrastructure and 10% with respect to certain financial metrics tied to pricing initiatives, with an additional bonus opportunity up to $75,000 for overachievement of this criteria. In addition, Mr. Guthrie will have an additional bonus opportunity up to $75,000 relating to capital expenditure targets.

     For Mr. Havener, 20% of the value of such bonus awards will be determined with respect to our consolidated revenues, 40% with respect to our adjusted EBITDA, 10% with respect to management of days sales outstanding and days payable outstanding, 15% with respect to certain margin-related business analytics and 15% with respect to implementation of a unified billing platform. In addition, Mr. Havener will have an additional bonus opportunity of up to $75,000 relating to capital expenditure targets.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: January 22, 2009	By:	/s/ Scott Askins Leonard

Scott Askins Leonard
Senior Vice President – Legal,
General Counsel and Secretary